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                                                                    EXHIBIT 10.2

                    FIRST AMENDMENT TO OFFICE/WAREHOUSE LEASE

     THIS FIRST AMENDMENT TO OFFICE/WAREHOUSE LEASE is made this 30th day of April, 1996, by and between OPUS CORPORATION, a Minnesota corporation, hereinafter referred to as "Lessor," and HUTCHINSON TECHNOLOGY, INC., a Minnesota corporation, hereinafter referred to as "Lessee."

                                WITNESSETH THAT:

          WHEREAS, Lessor and Lessee have entered into that certain Office/Warehouse Lease dated December 29, 1995, concerning certain Premises in the Office/Warehouse Complex known and described as Trenton Commerce Center located at 5905 Trenton Lane North, Plymouth, Minnesota 55442 (said Office/Warehouse Lease is hereinafter called the "Lease"); and

          WHEREAS, Lessee desires to expand the Premises to include the remaining vacant space in the Office/Warehouse Complex and the parties desire to amend the Lease to set forth their agreements in connection with such expansion.

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Effective May 1, 1996 (the "Effective Date"), the premises shall be deemed to include all of the remaining unleased building space in the Office/Warehouse Complex indicated on Exhibit A attached hereto and consisting of approximately 21,483 square feet of gross area of space (the "Expansion Space").

     2. Base Rent shall escalate on the Effective Date to Four Hundred Eighty-five Thousand Eight Hundred Seven and 75/100 Dollars ($485,807.75) per annum, payable monthly, in advance, in equal installments of Forty Thousand Four Hundred Eighty-three and 98/100 Dollars ($40,483.98).

     3. The "Applicable Percentage" of Lessee's Pro Rata Share of Excess Real Estate Taxes and "Applicable Percentage" of Lessee's Pro Rata Share of Excess Operating Expenses as defined in subparagraph F of Article II ("Additional Rent") of the Lease shall each escalate to one hundred percent (100%) on the Effective Date.

     4. The parties agree that the Expansion Space is being leased in its current "as is" condition, provided that Lessor agrees to cause to be completed promptly when weather permits the Base Building as defined in the Article XXXI of the Lease, including landscaping and exterior painting. All tenant improvements and further improvements to be installed in

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the Expansion Space shall be installed by Lessee at Lessee's sole cost and expense. The representations set forth in Article XLVI shall apply, but otherwise Lessor makes no representations as to the physical condition of the Expansion Space or that same can be utilized without further improvements. Lessee agrees to make such alterations and tenant improvements (subject to the provisions of Articles VIII XLVI of the Lease) so that an occupancy permit can be secured.

     5. In Article XVI.N, first sentence, the phrase "that Lessor may now or hereafter deem reasonably necessary for the proper operation of the Office/Warehouse Complex" is replaced by "reasonably necessary for Lessor to fulfill its obligations under this Lease."

     6. Article XXIV ("Base Rent Escalation") is amended in its entirety to read as follows:

     "ARTICLE XXIV. BASE RENT ESCALATION: Notwithstanding anything contained in Article I ("Base Rent") hereof to the contrary, Base Rent shall escalate effective April 1, 2001 to Five Hundred Forty-six Thousand One Hundred Twelve and 36/100 Dollars ($546,112.36) per annum, payable monthly, in advance, in equal installments of Forty-five Thousand Five Hundred Nine and 36/100 Dollars ($45,509.36)."

     7. Article XXVII ("Adjacent Space") is hereby deleted from the Lease and of no further force and effect.

     8. The amount required to be paid by Lessee as an early cancellation fee upon exercise of Lessee's option to terminate the Lease in accordance with
Article XXVIII ("Early Termination"   ) of the Lease is hereby amended to Four
Hundred Sixty-six Thousand Two Hundred Thirty-three and 83/100 Dollars ($466,233.83).

     9. Lessor hereby delivers the Expansion Space to Lessee. The parties acknowledge that Lessor shall have reasonable access to the Expansion Space in order to perform Lessor's remaining work as identified in Section 4. Lessee understands and agrees that its right to early occupancy of the Premises granted in Article XXIX of the Lease does not apply to the Expansion Space.

     10. Lessee acknowledges that no damages are payable by Lessor to Lessee pursuant to Article XXX ("Liquidated Damages") of the Lease.

     11. Lessee's Pro Rata Share of Excess Real Estate Taxes: Anything herein to the contrary notwithstanding (except for the last Lease Year of the term of this Lease), so long as both (a) no default on the part of Lessee exists under the terms and conditions of the Lease beyond the applicable grace period and
(b) Lessee has not exercised its rights to terminate the Lease under Article XXVIII hereof, Lessee may pay to Lessor an amount equal to Lessee's

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Pro Rata Share of Excess Real Estate Taxes (for the applicable Lease Year) on the later of (i) the date ten (10) days after receipt of Lessor's invoice accompanied by a copy of the applicable tax statement or (ii) the date fifteen
(15) days prior to the date when the applicable portion of such real Estate Taxes is payable by Lessor. No contest of taxes shall release or relieve Lessee from its obligation to make payments as if no such contest were made and taxes were paid without contest, so long as Lessor makes payment to the taxing authority of all payments made by Lessee on account of Real Estate Taxes. If Real Estate Taxes for such Lease Year are subsequently modified, Lessor shall pay to Lessee Lessee's Pro Rata Share of any overpayment, and Lessee shall pay to Lessor Lessee's Pro Rata Share of any amount of additional Excess Real Estate Taxes due. The obligation to make such adjustment shall survive the expiration or termination of this Lease.

     12. The number 250 in Article XXV of the Lease shall be modified on the Effective Date to 295.

     13. Lessee represents and warrants to Lessor that Lessee has not incurred any obligation or liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payment in connection with this First Amendment to Office/Warehouse Lease or the transactions contemplated hereby and Lessee agrees to indemnify, defend and hold Lessor harmless against and in respect of any such obligation and liability based in any way upon agreements, arrangements or understandings made or claimed to have been made by Lessee with any third person. Lessor hereby agrees to indemnify and defend Lessee against any claim for commission which is due and payable to any broker on the transaction contemplated hereby arising out of any agreements or understandings made or claimed to have been made by Lessor with any third party. In respect to any claim indemnified against herein, the indemnifying party shall be given prompt notice of such claims and opportunity to defend with counsel of its selection. Notwithstanding anything herein to the contrary, Lessor shall pay the commission payable pursuant to written commitments by Lessor to CB Commercial Group, Inc. and Towle Real Estate acting through Mark Kolsrud.

     14. The last two sentences of Article XXXIII ("Signage") are hereby amended to read as follows:

     "Lessee shall install and maintain at Lessee's cost and expense a monument sign identifying the Office/Warehouse Complex at the entrance to the Office/Warehouse Complex. Such sign and its method of installation shall be subject to the reasonable approval of Lessor, which approval shall not unreasonably be withheld. Lessor shall reimburse Lessee for the first $6,200 of the price of such monument sign. All costs of placing a sign face on such sign identifying Lessee as a tenant in the Office/Warehouse Complex shall be paid by Lessee. Such monument sign shall be Lessor's property. Lessee shall remove the Lessee's sign face upon termination of this Lease.


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     15.  The parties acknowledge that the term of the Lease commenced April 1,
1996.

     16. Except as amended herein, all other terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Office/Warehouse Lease as of the day and year first above written.


OPUS CORPORATION                   HUTCHINSON TECHNOLOGY, INC.


By   /s/ Mark Ravenhorst                By   /s/ Richard Myers
  ----------------------------            ---------------------------------
  Its          President                   Its    V.P. Administration
     -------------------------                -----------------------------

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